Fushi Copperweld Names Craig H. Studwell as Chief Financial Officer

Interim CFO Wenbing Christopher Wang Continues Role as President and Director

Beijing, China, October 19, 2010 – Fushi Copperweld Inc., (the “Company”) (NasdaqGS: FSIN), the leading global manufacturer and innovator of copper-clad bimetallic wire used in a variety of telecommunication, utility, transportation and other electrical applications, today announced the appointment of Craig H. Studwell as Chief Financial Officer, effective immediately. Mr. Studwell will be responsible for all aspects of the Company’s financial operations and will also work closely with the executive management team to develop opportunities to continue the growth trajectory of the Company. Wenbing Christopher Wang, who has served as Interim Chief Financial Officer since March 3, 2010, will continue his role as President and Director.

Mr. Studwell, 62, brings over 35 years of experience in banking and corporate finance in the United States, Asia, and Europe.   He previously served as Senior Vice President and Chief Financial Officer of Paramount Petroleum Company, an independent refiner and marketer of asphalt, gasoline, diesel, military fuels and petroleum feed stocks, where he oversaw Corporate Accounting, Treasury, and Corporate Finance.  Prior to that, he served as Senior Vice President, Finance and Planning for Pacific Millennium Corporation, a multinational corporation engaged in pulp and paper distribution, paper manufacturing, and investments where he worked extensively in China, Hong Kong, and Asia, overseeing the firm’s Treasury, Corporate Finance and Accounting activities.  Prior to that, Mr. Studwell held senior level management positions with commercial banking institutions in Los Angeles, New York, and Milan.  Mr. Studwell holds a Bachelor of Science Degree in Finance from New York University.

“Craig is a great addition to our management team and we welcome him to Fushi Copperweld,” said Joe Longever, Fushi Copperweld’s co-Chief Executive Officer.  “Craig brings a tremendous amount of experience in international business and financial management that will further enhance the strong financial and reporting systems that Chris Wang established.  In addition, his extensive business experience in Asia, deftness in managing multi-national teams, and leadership of U.S.-based financial organizations will serve us well.  The executive management team looks forward to working with Craig as we continue to execute against our business strategy.”

About Fushi Copperweld, Inc.

Fushi Copperweld, Inc. through its wholly owned subsidiaries, Fushi International (Dalian) Bimetallic Cable Co, Ltd., and Copperweld Bimetallics, LLC, is a leading manufacturer and innovator of copper- clad bimetallic engineered conductor products used in the electrical, telecommunications, transportation, utilities and industrial industries.  With extensive design and production capabilities and a long-standing dedication to customer service, Fushi Copperweld, Inc. is the preferred choice bi-metallic products world-wide.  For more information, visit: www.fushicopperweld.com.

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “will” “believes”, “expects” or similar expressions. These forward-looking statements may also include statements about our proposed discussions related to our business or growth strategy, which is subject to change. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect.  All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and upon assumptions with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov.